Filed pursuant to Rule 424(b)(5)
Registration No. 333-286699

Prospectus Supplement
(To Prospectus dated April 25, 2025)

TAT TECHNOLOGIES LTD.

4,150,000 Ordinary Shares

We are offering for sale 1,625,000 ordinary shares. The selling shareholders identified in this prospectus supplement are offering an additional 2,525,000 ordinary shares. We will not receive any of the proceeds from the sale of shares being offered by the selling shareholders.

Our ordinary shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “TATT” and on the Tel Aviv Stock Exchange (“TASE”) under the symbol “TATT.”  On May 29, 2025, the last reported sale price of our ordinary shares on Nasdaq was $27.48 per share, and the last reported sale price of our ordinary shares on TASE was NIS101.20 per ordinary share, or approximately $28.81 per ordinary share.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and neither we nor the selling shareholders are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
	Per Ordinary Share	Total
Public offering price	$26.00	$107,900,000.00
Underwriting discounts and commissions (1)	$1.43	$5,934,500.00
Proceeds to us (before expenses)	$24.57	$39,926,250.00
Proceeds to the selling shareholders (before expenses)	$24.57	$62,039,250.00
___________________________ (1) See “Underwriting” for additional information regarding underwriter compensation.

The underwriters may also exercise their option to purchase up to an additional 242,298 ordinary shares from us and an additional 380,202 ordinary shares from the selling shareholders at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

Investing in our ordinary shares involves substantial risk. See “Risk Factors” on page S-4 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement concerning factors you should consider before investing in the ordinary shares.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of the ordinary shares being offered by this prospectus, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares to purchasers on or about June 3, 2025.

Joint Book-running Managers

Stifel                                                                       Truist Securities

Passive Book-running Managers

The Benchmark Company                                          Lake Street

The date of this prospectus supplement is May 29, 2025

TABLE OF CONTENTS

Prospectus Supplement

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S - i

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, “we”, “us”, “our”, the “Company” and “TAT” refer to TAT Technologies Ltd. and its subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which is part of a registration statement (No. 333-286699) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The second part is the accompanying prospectus, which is part of the registration statement, under which we registered (i) the offering on behalf of the selling shareholders of up to 2,905,202 of our ordinary shares for sale from time to time in one or more offerings, and (ii) the offering by us of up to $70,000,000 of ordinary shares, warrants and debt securities for sale from time to time in one or more offerings. This prospectus supplement provides specific information about the offering by us of 1,625,000 ordinary shares and by the selling shareholders of 2,525,000 ordinary shares under the shelf registration statement, in addition to information concerning the option granted by us. The accompanying prospectus provides more general information regarding the securities that may be offered by us or any selling shareholder, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. If there is any inconsistency between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before you invest in our ordinary shares, you should carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us, and the information that we incorporate by reference into those documents. In the event that there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, you should only rely on the information contained in the document with the latest date. Please refer to the information and documents listed and described under the heading “Where You Can Find More Information; Incorporation of Information by Reference” in the accompanying prospectus.

We, the selling shareholder, and the underwriters have not authorized anyone to provide additional information or information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we may have referred you. We, the selling shareholder, and the underwriters do not take any responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. We, the selling shareholder and the underwriters are not making an offer to sell the ordinary shares in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law 1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy these ordinary shares in any circumstances under which such offer or solicitation is unlawful.

For investors outside the United States: We, the selling shareholder, and the underwriters have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this prospectus.

Throughout this prospectus supplement, the accompanying prospectus and documents incorporated by reference, we refer to various trademarks, service marks and trade names that we use in our business. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus and documents incorporated by reference, are listed without the “®” or “™” trademark designations. All rights to such trademarks are nevertheless reserved, and other trademarks and service marks appearing in this prospectus supplement, the accompanying prospectus and documents incorporated by reference are the property of their respective holders.

All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “shekels” or “NIS” are to New Israeli Shekels. Certain figures included in this prospectus supplement, the accompanying prospectus and documents incorporated by reference have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
S - ii

CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated in them by reference contain certain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus and the documents incorporated in them by reference, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties, including those described in the section titled “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources, as well as elsewhere in our Annual Report on Form 20-F for the year ended December 31, 2024 (“Annual Report”) and future quarterly reports.

Any forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated in them by reference are not guarantees of future results, levels of activity, performance or events and circumstances, and actual results, developments and business decisions may differ materially from those contemplated by those forward-looking statements. The forward-looking statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated in them by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law.

MARKET AND INDUSTRY DATA

We operate in an industry in which it is difficult to obtain precise market and industry information. We have generally obtained the statistical data, market data and other industry data in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference from public filings, from industry publications, from studies conducted by third party sources that we believe to be reliable, and based on our experience and our own investigation of market conditions. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference from public filings. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference from public filings. These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.
S - iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary may not contain all of the information that may be important to you before investing in our ordinary shares. You should read this entire prospectus supplement, the accompanying prospectus and the financial data and related notes incorporated by reference in this prospectus supplement, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus.

About TAT

Overview

We are a leading provider of solutions and services to the aerospace and defense industries. We operate four operational units: (i) original equipment manufacturing (“OEM”) of heat transfer solutions and aviation accessories through our Kiryat Gat facility (TAT Israel); (ii) maintenance repair and overhaul (“MRO”) services for heat transfer components and OEM of heat transfer solutions through our subsidiary Limco Airepair Inc. (“Limco”); (iii) MRO services for aviation components through our subsidiary, Piedmont Aviation Component Services LLC (“Piedmont”) (mainly Auxiliary Power Units (“APUs”) and landing gear); and (iv) overhaul and coating of jet engine components through our subsidiary, Turbochrome Ltd. (“Turbochrome”).

TAT’s activities in the area of OEM of heat transfer solutions and aviation accessories through TAT Israel primarily include the design, development and manufacture of (i) a broad range of heat transfer solutions, such as pre-coolers heat exchangers and oil/fuel hydraulic heat exchangers, used in mechanical and electronic systems on board commercial, military and business aircraft; (ii) environmental control and power electronics cooling systems installed on board aircraft and ground applications; and (iii) a variety of mechanical aircraft accessories and systems such as pumps, valves, and turbine power units.

TAT’s activities in the area of MRO and OEM of heat transfer solutions include the MRO of heat transfer components and to a lesser extent, the manufacturing of certain heat transfer solutions. TAT’s Limco subsidiary operates a Federal Aviation Administration (“FAA”)-certified repair station, which provides heat transfer MRO services for airlines, air cargo carriers, maintenance service centers and the military.

TAT’s activities in the area of MRO services for aviation components include the MRO of APUs and landing gear. TAT’s Piedmont subsidiary operates an FAA-certified repair station, which provides aircraft component MRO services for airlines, air cargo carriers, maintenance service centers and the military.

TAT’s activities in the area of jet engine overhaul through its Turbochrome facility includes the overhaul and coating of jet engine components, including turbine vanes and blades, fan blades, variable inlet guide vanes and afterburner flaps.

We provide component OEM production and maintenance solutions across four main product lines:

Thermal Solutions: Our end-to-end Thermal Solutions include the design and manufacture of, and provision of MRO services to, a broad range of high-performance OEM certified heat transfer solutions, such as pre-coolers heat exchangers and oil/fuel hydraulic heat exchangers, used in mechanical and electronic systems on board commercial, military and business aircraft. Thermal Solutions represented 40.3% and 41.5% of our total revenue for the years ended December 31, 2023 and 2024, respectively.

APU Services: We provide licensed MRO services for several key APU platforms, with application to over 25,000 aircraft. APU Services represented 27.6% and 28.4% of our total revenue for the years ended December 31, 2023 and 2024, respectively.

Landing Gear Services: We provide a licensed landing gear MRO services for systems across multiple key platforms utilized in the commercial airline, business jet and military markets. We maintain strategic agreements and certifications from OEMs that ensure access to a significant portion of the landing gear market, which affords us ongoing opportunities across these platforms. Landing Gear Services represented 7.5% and 5.3% of our total revenue for the years ended December 31, 2023 and 2024, respectively.

Trading and Leasing: We maintain an inventory of exchangeable units of heat transfer solutions, APU engines and components, which allows us to efficiently manage inventory and maintain an ongoing supply of the high-demand parts. We also lease an inventory of APU engines, which enables us to meet the growing demand of our customer enabling them to overcome market shortages for APUs and related parts. Trading and Leasing represented 7.4% and 9.1% of our total revenue for the years ended December 31, 2023 and 2024, respectively.

Backlog and Long-Term Agreements. Our backlog includes the following: (i) actual purchase orders, and (ii) the estimated sales we expect to generate from long-term agreements during the life of the contract or 10 years the lower of the two, for which we do not have actual purchase orders. It should be noted that under these long-term agreements there is no legal obligation from the customer to purchase our products or services, yet typically our customers would not sign such an agreement unless there is a specific business opportunity. As such, backlog information may not necessarily be indicative of future sales.

As of December 31, 2024, our backlog included: (i) outstanding purchase orders representing an aggregate amount of $78 million, and (ii) sales that we expect to generate from long-term agreements (the longest of which is until 2035) for which we have not yet received actual purchase orders in an aggregate amount of $429 million.

Recent Development

On May 21, 2025, we announced that we entered into a five-year MRO agreement with one of the world's leading cargo carriers. This agreement is a five-year extension of an existing contract for APU repairs on the U.S. fleet of 767 and 757 aircraft, now expanded to support the carrier's global fleet. Additionally, under this extension, we will provide repair services for two new APU platforms: B737 and A300. We were also awarded the 777 APU contract for the next 7 years. The parties are expecting to sign the extension for the 777 APU in June 2025. The total value of the contracts (including the awarded but not yet signed contract) is estimated to be between $40 million to $55 million over the next five years.

Company Information

We were incorporated in Israel under the Israeli Companies Law, 5759‑1999 (the “Companies Law”), in April 1985. Our registered offices and principal place of business are located at 5 Hamelacha St., Netanya, Israel 4250540, and our telephone number is +972-8-862-8500. Our website address is www.tat-technologies.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is our subsidiary, Piedmont Aviation Component Services LLC, 9335 Harris Corners Parkway, Charlotte, NC 28269.

The Offering

Ordinary shares offered by us:	1,625,000 ordinary shares.
Ordinary shares offered by the selling shareholders:	2,525,000 ordinary shares.

Underwriters’ option to purchase additional ordinary shares:
We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to 242,298 additional ordinary shares. The selling shareholders have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to 380,202 additional ordinary shares.

Ordinary shares outstanding before this offering:	10,940,358 ordinary shares.

Ordinary shares outstanding after this offering:	12,565,358 ordinary shares (or 12,807,656 ordinary shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds:
We estimate that our net proceeds from the sale by us of ordinary shares in this offering will be approximately $39.7 million (or $45.6 million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures.

We will not receive any proceeds from the sale of ordinary shares being offered by the selling shareholders. See “Use of Proceeds.”

Risk factors:
Before deciding to invest in our ordinary shares, you should carefully consider the risks related to our business, the offering and our ordinary shares. See “Risk Factors” on page S-4 of this prospectus supplement and beginning on page 5 of the accompanying prospectus.

Nasdaq and TASE symbol:	“TATT” and “TATT”, respectively.

Unless otherwise indicated, the number of ordinary shares outstanding after this offering is based on 10,940,358 ordinary shares outstanding as of March 31, 2025 and excludes:

•          715,625 ordinary shares issuable upon the exercise of options outstanding under our equity incentive plans as of  March 31, 2025; and

•          461,755 ordinary shares reserved for future issuance under our equity incentive plans as of March 31, 2025.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional                 ordinary shares from us and the selling shareholders.

RISK FACTORS

Investment in our ordinary shares is speculative and involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risk factors discussed in the section entitled “Risk Factors” beginning on page 5 of the accompanying prospectus and under the caption “Item 3. Key Information – D. Risk Factors” in our Annual Report and our future quarterly reports, which are incorporated reference in the prospectus, as well as any amendment or update thereto reflected in subsequent filings with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Risks Related to an Investment in Our Ordinary Shares and this Offering

Our share price has been highly volatile and may continue to be volatile and decline.

The trading price of our shares as well as the market generally has fluctuated widely in the past and may continue to do so in the future as a result of a number of factors, many of which are outside our control. During the period from January 1, 2024 to May 29, 2025, our ordinary shares traded in a range from $10.02 to a high of $36.49. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies and that have often been unrelated or disproportionate to the operating performance of these companies or stimulated by market rumors. These broad market fluctuations could adversely affect the market price of our shares. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. Securities class action litigation against us could result in substantial costs and a diversion of our management’s attention and resources.

Our operating results may vary significantly from quarter to quarter and from year to year and these quarterly and yearly variations in operating results, as well as other factors, may contribute to the volatility of the market price of our shares.

Our operating results have and may continue to vary significantly from quarter to quarter. The causes of fluctuations include, among other things:

•	the timing, size and composition of requests for proposals or orders from customers;

•	the timing of introducing new products and product enhancements by us and the level of their market acceptance;

•	the mix of products and services we offer;

•	the level of our expenses; and

•	the changes in the competitive environment in which we operate.

The quarterly variation of our operating results, may, in turn, create volatility in the market price for our shares. Other factors that may contribute to wide fluctuations in our market price, many of which are beyond our control, include, but are not limited to:

•	economic instability;

•	announcements of technological innovations;

•	customer orders or new products or contracts;

•	competitors’ positions in the market;

•	changes in financial estimates by securities analysts;

•	our earnings releases and the earnings releases of our competitors; and

•	the general state of the securities markets (with particular emphasis on the technology and Israeli sectors thereof).

In addition to the volatility of the market price of our shares, the stock market in general and the market for technology companies in particular has been highly volatile and at times thinly traded. Investors may not be able to resell their shares during and following periods of volatility.

Purchasers of ordinary shares in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our ordinary shares is substantially higher than the as adjusted net tangible book value per ordinary share. Therefore, if you purchase our ordinary shares in this offering, you will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after the completion of this offering. Based on the public offering price of $26.00 per share, you will experience immediate dilution of $13.70 per share (or $13.47 per share if the underwriters exercise their option to purchase additional shares in full), representing the difference between our as adjusted net tangible book value per share as of March 31, 2025 and the public offering price. Furthermore, if the underwriters exercise their option to purchase additional shares, outstanding options are exercised, you could experience further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

Future sales of our ordinary shares may cause the market price of our ordinary shares to decline.

In September 2024, our controlling shareholder and a selling shareholder in this offering, FIMI Opportunity Funds, or the FIMI Funds, sold an aggregate of 2,349,706 ordinary shares, or approximately 21% of our outstanding ordinary shares. We cannot predict what effect, if any, sales of our ordinary shares by the selling shareholders in this offering, as well as additional future sales of our ordinary shares by the FIMI Funds, and our other significant shareholders, or the availability for future sale of our ordinary shares, including shares issuable upon the exercise of our options, will have on the market price of our ordinary shares. Sales of substantial amounts of our ordinary shares in the public market by our company or our significant shareholders, or the perception that such sales could occur, could adversely affect the market price of our ordinary shares and may make it more difficult for you to sell your ordinary shares at a time and price you deem appropriate.

We, the selling shareholders and all of our directors and executive officers have agreed that, for a period of 90 days after the date of this prospectus supplement, we and they will not, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, dispose of any ordinary shares or any securities convertible into or exchangeable for our ordinary shares, subject to certain exceptions and excluding any shares to be sold in this offering. See “Underwriting.” Following the expiration of the applicable lock-up period, all of our issued and outstanding ordinary shares will be eligible for sale, subject to applicable volume, manner of sale, holding periods, and other limitations of Rule 144 for affiliates. The underwriters may, in their sole discretion, release all or any portion of the shares subject to lock-up agreements at any time and for any reason. In addition, the selling shareholders have certain registration rights that require us to register the sale of ordinary shares held by them, including in connection with underwritten offerings. The availability for sale of a large number of our ordinary shares in the public market upon expiration of the lock-up agreements, or the early release of any lock-up agreements, could increase the potential for share price volatility or cause the price of our ordinary shares to decline. Even if we put strategies in place to attempt to address potential or actual volatility, the effectiveness of such strategies is uncertain.

Certain of our shareholders beneficially own a substantial percentage of our ordinary shares.

FIMI, the selling shareholder, holds approximately 26.6% of our outstanding ordinary shares, Meitav Investment House Ltd. holds approximately 18.0% of our outstanding ordinary shares, and Y.D. More Investments Ltd. holds approximately 9.7% of our outstanding ordinary shares. This concentration of ownership of our ordinary shares could delay or prevent mergers, tender offers, or other purchases of our ordinary shares that might otherwise give our shareholders the opportunity to realize a premium over the then-prevailing market price for our ordinary shares. This concentration could also accelerate these same transactions in lieu of others depriving shareholders of opportunities. This concentration of ownership may also cause a decrease in the volume of trading or otherwise adversely affect our share price.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering to us as described in “Use of Proceeds.” Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our ordinary shares. The actual amounts and timing of our expenditures are within management’s discretion and may vary significantly depending on numerous factors such as unforeseen cash needs. Because we have broad discretion in determining how the proceeds of this offering will be used, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

International trade disputes, including U.S. trade tariffs and retaliatory tariffs, could adversely impact our business.

International trade disputes, including threatened or implemented tariffs by the United States and threatened or implemented tariffs by foreign countries in retaliation, could adversely impact our business. International trade disputes, including those related to tariffs, could result in inflationary pressures that could reduce commercial air traffic and thus impact the realization of our backlog and result in reduced revenues.

Our ordinary shares are traded on more than one market and this may result in price variations.

Our ordinary shares are traded on the Nasdaq Global Market and on the TASE. Trading in our ordinary shares on these markets is made in different currencies (U.S. dollars on the Nasdaq Global Market, and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the U.S. and Israel). Consequently, the trading prices of our ordinary shares on these two markets often differ. Any decrease in the trading price of our ordinary shares on one of these markets could cause a decrease in the trading price of our ordinary shares on the other market.  In addition, market conditions in either market may affect the price of our ordinary shares on the other. Investors could seek to sell or buy our ordinary shares to take advantage of any price differences between the markets through a practice referred to as arbitrage. Any arbitrage activity could create unexpected volatility in the trading price of our ordinary shares.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2025, as follows:

•	on an actual basis;

•
on an as adjusted basis to reflect the issuance and sale by us of 1,625,000 ordinary shares in this offering based upon the public offering price of $26.00 per ordinary share (assuming no exercise of the underwriters’ option to purchase additional shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	As of March 31, 2025
	Actual	As Adjusted
	(unaudited)(in thousands)
Cash and cash equivalents	$5,020	$44,696
Share capital	--	--
Additional paid-in capital	89,919	129,595
Treasury shares at cost	(2,088)	(2,088)
Accumulated other comprehensive income	452	452
Retained earnings	28,249	28,249
Total shareholders’ equity	116,532	156,208
Total liabilities and shareholders’ equity	$170,856	$210,532

As adjusted shareholders’ equity amounts shown in the table above exclude the impact of:

•	715,625 ordinary shares issuable upon the exercise of options outstanding under our equity incentive plans as of March 31, 2025; and

•	461,755 ordinary shares reserved for future issuance under our equity incentive plans, as of March 31, 2025.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per ordinary share after this offering. Our net tangible book value as of March 31, 2025 was $114.9 million, or $10.50 per ordinary share.

After giving effect to the sale of ordinary shares that we are offering at the public offering price of $26.00 per share, after deducting underwriting discounts and commissions and offering expenses payable by us, our net tangible book value on an adjusted basis as of March 31, 2025 would have been $154.6 million, or $12.30 per ordinary share (in each case assuming no exercise of the underwriters’ option to purchase additional shares). This amount represents an immediate increase in net tangible book value of $1.80 per ordinary share to our existing shareholders and an immediate dilution of $13.70  per ordinary share to new investors purchasing ordinary shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for an ordinary share.

The following table illustrates this dilution:

Public offering price per share	$26.00
Net tangible book value per share as of March 31, 2025	$10.50
Increase in net tangible book value per share attributable to this offering	$1.80
As adjusted net tangible book value per share after this offering	$12.30
Dilution per share to new investors in this offering	$13.70

If the underwriters exercise in full their option to purchase additional ordinary shares from us and the selling shareholders in this offering, the as adjusted net tangible book value after the offering would be $12.53 per share, the increase in net tangible book value to existing shareholders would be $2.03 per share, and the dilution to new investors would be $13.47 per share, in each case based on the public offering price of $26.00 per share.

To the extent any of our outstanding options are exercised or we issue additional ordinary shares in the future, there will be further dilution to new investors participating in this offering.

USE OF PROCEEDS

We estimate that our net proceeds from the sale by us of ordinary shares in this offering will be approximately $39.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or approximately $45.6 million if the underwriters exercise their option to purchase additional ordinary shares in full).

We intend to use the net proceeds from this offering for general corporate purposes, including working capital and capital expenditures.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retain broad discretion in the application of the net proceeds from this offering.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS

In addition to those ordinary shares being sold by us in the offering to which this prospectus supplement relates, this prospectus supplement relates to the resale by the selling shareholders listed in the table below of an aggregate of 2,525,000 (or 2,905,202 if the underwriters exercise their option to purchase up to an additional 380,202 ordinary shares) of our issued and outstanding ordinary shares.

Unless otherwise indicated, the following table presents information regarding the selling shareholders the number of our ordinary shares that the selling shareholders are offering to sell under this prospectus supplement. The table is prepared based on information supplied to us by the selling shareholders and reflects the holdings of the selling shareholders as of the date of this prospectus supplement. The percentage of ordinary shares beneficially owned is based on 10,940,358 ordinary shares actually outstanding as of May 29, 2025, and the sale by us of 1,625,000 ordinary shares in this offering.

	Shares Beneficially Owned Prior to Offering		Shares Offered Pursuant to this Prospectus Supplement	Shares Beneficially Owned After Offering Assuming No Exercise of Underwriters’ Option to Purchase Additional Shares		Shares Beneficially Owned After Offering Assuming Full Exercise of Underwriters’ Option to Purchase Additional Shares
Name of selling shareholder	Shares	%		Shares	%	Shares	%
FIMI Opportunity V, L.P.(1)	1,369,994	12.5%	1,190,704	179,290	1.4%	--	--
FIMI Israel Opportunity Five, Limited Partnership(1)	1,535,208	14.0%	1,334,296	200,912	1.6%	--	--
________________

(1)
Based on a Schedule 13D/A filed on September 3, 2024 with the SEC and information provided to us by such shareholder, FIMI Opportunity V, L.P., FIMI Israel Opportunity Five, Limited Partnership (the “FIMI Funds”), FIMI FIVE 2012 Ltd., Shira and Ishay Davidi Management Ltd. and Mr. Ishay Davidi share voting and dispositive power with respect to the 2,905,202 shares held by the FIMI Funds. FIMI FIVE 2012 Ltd. is the managing general partner of the FIMI V Funds. Shira and Ishay Davidi Management Ltd. controls FIMI FIVE 2012 Ltd. Mr. Ishay Davidi controls Shira and Ishay Davidi Management Ltd. and is the Chief Executive Officer of all the entities listed above. The principal business address of each of the above entities and of Mr. Davidi is c/o FIMI FIVE 2012 Ltd., Alon Building 2, 94 Yigal Alon St., Tel-Aviv 6789139, Israel.

MATERIAL TAX CONSIDERATIONS

The following is a discussion of Israeli and U.S. tax consequences material to us and our shareholders. To the extent that the discussion is based on tax legislation which has not been subject to judicial or administrative interpretation, the views expressed in the discussion might not be accepted by the tax authorities in question. The discussion is not intended, and should not be construed, as legal or professional tax advice and does not exhaust all possible tax considerations.  You are urged to consult your own tax advisors as to the U.S., Israeli or other tax consequences of the purchase, ownership and disposition of our ordinary shares, including, in particular, the effect of any foreign, state or local taxes.

Israeli Tax Considerations

The following is a summary of certain Israeli income tax and capital gains tax consequences for non-Israeli residents as well as Israeli residents holding our ordinary shares. The summary is based on provisions of the Israeli Income Tax Ordinance (new version), 1961 and regulations promulgated thereunder (the “Ordinance”), as well as on administrative and judicial interpretations, all as currently in effect, and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. There might be changes in the tax rates and in the circumstances in which they apply, and other modifications which might change the tax consequences to you. The summary is intended for general purposes only, and does not relate to all relevant tax aspects. The discussion is not intended and should not be construed as legal or professional tax advice sufficient for decision making. This summary does not discuss all aspects of Israeli income and capital gain taxation that may be applicable to investors in light of their particular circumstances or to investors who are subject to special status or treatment under Israeli tax law.

FOR THE FOREGOING AND OTHER REASONS, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF YOUR HOLDINGS. WE ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES AS TO ANY HOLDER, NOR ARE WE OR OUR ADVISORS RENDERING ANY FORM OF LEGAL OPINION OR PROFESSIONAL TAX ADVICE AS TO SUCH TAX CONSEQUENCES.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income at the rate of 23% in 2018 and thereafter. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Benefited Enterprise, a Preferred Enterprise or a Technology Enterprise may be considerably less. Capital Gain derived by an Israeli resident company and/or royalties for which no tax clearance has been obtained from the ITA are subject to tax at the regular corporate tax rate (23% in 2018 and thereafter).

Tax Benefits under the Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 5719-1959 (the “Investment Law”) provides certain incentives for capital investments in production facilities (or other eligible assets). The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”).

As to date, we have one capital investment program that has been granted “Approved Enterprise” status under the Investment Law, and one program that qualify as a “Benefited Enterprise” pursuant to the 2005 amendment. These programs were waived as part of the "Preferred Enterprise" which is part of the 2011 Amendment.

Prior to the 2005 Amendment, the Investment Law provided that capital investments in a production facility (or other eligible assets), may be designated as an Approved Enterprise upon prior approval from the Investment Center of the Israel Ministry of Industry, Trade and Labor (the “Investment Center”).

The 2005 Amendment revised the criteria for investments qualified to receive tax benefits. An eligible investment program under the 2005 Amendment provided for benefits as a Benefited Enterprise (rather than the previous terminology of Approved Enterprise).  Among other things, the 2005 Amendment provided tax benefits to both local and foreign investors.  Companies that meet the specified criteria received the tax benefits without need for prior approval and instead, a company was to claim the tax benefits offered by the Investment Law directly in its tax.

The period of tax benefits for the then new beneficiary enterprise commences in the year that is the later of: (i) the year in which taxable income is first generated by a company, or (ii) a year selected by the company for commencement, on the condition that the company meets certain provisions provided by the Investment Law.

The amendment does not apply to investment programs approved prior to December 31, 2004 and applies only to new investment programs. We began to generate income under the provision of the 2005 Amendment as of the beginning of 2006.

After expiration of the initial tax exemption period, the company is eligible for what was considered then a reduced corporate tax rate of 10% to 25%, depending on the extent of foreign investment in the company, for the following five to eight years, depending on the geographic location of the Benefited Enterprise within Israel. The benefits period was limited to 12 years from completion of the investment under the approved plan or 14 years from the date of the approval, whichever is earlier. A company in which more than 25% of the shareholders are non-residents of Israel, defined under the Investment Law as a Foreign Investors Company, may be eligible for benefits for an extended period of up to ten years.

In addition, pursuant to an amendment of the Investment Law, any distribution of dividend as of August 15, 2021 will be prorated between exempt income and taxable income. As such, upon dividend distribution, in case the company has accumulated exempt income, the company will be obligated to pay the corporate income tax it was exempted from with respect to the exempt profits portion. Distribution of dividends derived from Approved Enterprise and Benefited Enterprise income that was taxed at reduced rates, but not tax exempt, does not result in additional tax consequences to the company. Shareholders who receive dividends derived from approved enterprise and Benefited Enterprise income were generally taxed at a rate of 15% which was withheld and paid by the company paying the dividend if the dividend was distributed during the benefits period or within the following 12 years.

The benefits available to an Approved Enterprise and Benefited Enterprise were conditioned upon terms stipulated in the Investment Law and the related regulations (which include making specified investments in property and equipment, and financing a percentage of these investments with share capital), and, for an Approved Enterprise, the conditions contained in the certificate of approval from the Investment Center.  If we do not fulfill these conditions, in whole or in part, the benefits can be cancelled and we may be required to refund the amount of the benefits, linked to the CPI in Israel plus interest. We believe that our Approved Enterprise and Benefited Enterprise programs were operated in compliance with all applicable conditions and criteria.

We had derived a material portion of our operating income from our Approved Enterprise and Benefited Enterprise facilities. We were therefore eligible for a tax exemption for a limited period on undistributed Approved Enterprise and Benefited Enterprise income.

Pursuant to the Investment Law, the income derived from those enterprises was exempted from Israeli corporate tax for a specified benefit period (except to the extent that dividends are distributed during the tax-exemption period other than upon liquidation) and subject to reduced corporate tax rates for an additional period.

Tax Benefits under the 2011 Amendment

Under the transitional provisions of the 2011 Amendment, TAT elected to irrevocably implement the 2011 Amendment with respect to its existing Approved and Beneficiary Enterprises while waiving benefits provided under the legislation prior to the 2011 Amendment.

Dividends paid out of income attributed to a Preferred Enterprise will be subject to a withholding tax at the source at the rate of 20%, or such lower rate as may be provided in an applicable tax treaty. However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if the funds are subsequently distributed to individuals or to non-Israeli residents (individuals and corporations), the withholding tax would apply).

As of January 1, 2014, a Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived from its Preferred Enterprise, unless the Preferred Enterprise is located in development area A, in which case the tax rate as of January 1, 2017 was 7.5% (our operations are currently not located in development area A). Income which is not derived from Preferred Enterprise is subject to the regular corporate tax rate (23% in tax year 2018 and thereafter).

Until 2021 TAT was located in an area in Israel that is designated as elsewhere and as such is entitled to reduce tax rates of 16%. Starting 2022 TAT facilities moved to an area in Israel that is designated as Zone A and as such entitled to reduce tax rates of 7.5%

Turbochrome is located in an area in Israel that is designated as Zone A and as such entitled to reduce tax rates of 7.5% (as of 2017).

Tax Benefits under the 2017 Amendment

 An amendment to the Investment Law, which became effective as of January 1, 2017, provides new tax benefit to preferred companies for two types of “Technology Enterprise”, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The new incentives regime will apply to "Preferred Technological Enterprises" that meet certain conditions, as detailed in the 2017 Amendment. Preferred Technological Enterprises will be subject to a corporate tax rate of 12% unless the Preferred Technological Enterprise is located in development zone A, in which case the rate will be 7.5% with respect to the portion of income derived from intellectual property developed in Israel. The withholding tax on dividends from income derived from intellectual property of the Preferred Technological Enterprises will be 4% for dividends paid to a foreign parent company holding at least 90% of the shares of the distributing company. For other dividend distributions, the withholding tax rate will be 20% (or a lower rate under a tax treaty, if applicable).

We cannot assure you that we will continue to qualify as an Industrial Company or that the benefits described above will be available to us in the future.

Tax Benefits and Grants for Research and Development

Israeli tax law allows, under specific conditions, a tax deduction in the year incurred for expenditures, including capital expenditures, relating to scientific research and development projects, if the expenditures are approved by the relevant Israeli government ministry, determined by the field of research, and the research and development is for the promotion of the company and is carried out by or on behalf of the company seeking such deduction. Expenditures not so approved are deductible over a three-year period. However, expenditures from proceeds made available to us through government grants are not deductible according to Israeli law.

Tax Benefits under the Law for the Encouragement of Industry (Taxes), 1969

According to the Law for the Encouragement of Industry (Taxes), 1969 (the “Industry Encouragement Law”), an ‘Industrial Company’ is an Israeli resident company, with at least 90% of the income of which, in a given tax year, (exclusive of income from some government loans) is derived from an Industrial Enterprise owned by it and located in Israel or in the “Area”, in accordance with the definition in the section 3a of the Ordinance. An ‘Industrial Companies” defined as an enterprise whose major activity in a given tax year is industrial production activity.

Under the Industry Encouragement Law, Industrial Companies are entitled to the following tax benefits:

•	Amortization of the cost of acquired technology and patents over an eight-year period for tax purposes;

•	Amortization of specified expenses incurred in connection with a public issuance of securities over a three-year period for tax purposes;

•	Under limited conditions, right to elect, under specified conditions, to file a consolidated tax return with additional related Israeli Industrial Companies; and

•	Accelerated depreciation rates on equipment and buildings.

Eligibility for benefits under the Industry Encouragement Law is not subject to receipt of prior approval from any governmental authority.

Special Provisions Relating to Taxation under Inflationary Conditions

 The Income Tax Law (Inflationary Adjustments), 1985, referred to as the Inflationary Adjustments Law, attempts to overcome the problems presented to a traditional tax system by an economy undergoing rapid inflation. The Inflationary Adjustments Law is highly complex.

On February 26, 2008, the Israeli Parliament (the Knesset) enacted the Income Tax Law (Inflationary Adjustments) (Amendment No. 20) (Restriction of Effective Period), 2008 (the “Inflationary Adjustments Amendment”).  In accordance with the Inflationary Adjustments Amendment, as of the 2008 tax year the provisions of the law no longer apply, other than the transitional provisions intended at preventing distortions in the tax calculations.  In accordance with the Inflationary Adjustments Amendment, commencing the 2008 tax year, income for tax purposes is no longer be adjusted to a real (net of inflation) measurement basis.  Furthermore, the depreciation of inflation immune assets and carried forward tax losses are no longer linked to the CPI in Israel.

Taxation of Dividends Paid on our Ordinary Shares

Taxation of Israeli Shareholders

A distribution of dividends from income, which is not attributed to an Approved Enterprise/ Benefited Enterprise/ Preferred Enterprise to an Israeli resident individual, will generally be subject to Israeli income tax, at the rate of 25%, or 30% for a recipient that is a “Controlling Shareholder” (within the meaning of the Ordinance) at the time of distribution or at any time during the 12-month period preceding such distribution.

However, dividends distributed from taxable income accrued during the benefits period of a Benefited Enterprise, subject to certain time limitations, are generally subject to Israeli income tax at the reduced rate of 15%. Dividends paid out of income attributed to a Preferred Enterprise are generally subject to Israeli income tax at the source at the rate of 20%.

Generally, Israeli resident corporations are exempt from Israeli corporate tax on the receipt of dividends paid on shares of Israeli resident corporations and that the dividends were fully taxed at the corporate tax rate in Israel, unless the dividends are distributed from taxable income that has accrued during the benefits period of Approved Enterprise of Benefited Enterprise, in which case they are taxable at the rate of 15%.

It should be noted that we cannot assure you that we will designate the profits that are being distributed in a way that will reduce shareholders’ tax liability to those tax rates.

Taxation of Non-Israeli Shareholders

The Ordinance generally provides that a non-Israeli resident (either individual or corporation) is subject to, an Israeli income tax at the rate of 25%, or 30% if the recipient is a "Controlling Shareholder" at the time of distribution or at any time during the 12-month period preceding such distribution, unless a different rate is provided in a treaty between Israel and the shareholder’s country of residence.

As aforesaid, dividends derived from any of our income generated by an Approved Enterprise or Benefited Enterprise, are subject to withholding tax at a rate of 15% (or less based on applicable tax treaty), and dividends derived from any of our income generated by a Preferred Enterprise are subject to withholding tax at a rate of 20% (or less based on applicable tax treaty).

Under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. However, generally the maximum rate of withholding tax on dividends, not generated by Approved / Benefited  / Preferred Enterprises, that are paid to a U.S. corporation holding at least 10% or more of our outstanding voting capital from the start of the tax year preceding the distribution of the dividend through (and including) the distribution of the dividends, is 12.5%, provided that no more than 25% of our gross income of such preceding year consists of certain types of dividends and interest if a certificate for a reduced withholding tax rate is obtained in advance from the Israeli Tax Authority. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Benefited Enterprise or a Preferred Enterprise are subject to withholding tax rate of 15% for such a U.S. corporation shareholder, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met.

The aforementioned rates under the United States-Israel Tax Treaty will not apply if the dividend income was derived through a permanent establishment of the U.S. resident in Israel.

When the amount of tax due is not fully withheld at source, such non-Israeli resident is obligated to file a tax return, report his or her Israeli income and pay the balance of the amount of tax due.

Capital gains taxes applicable to non-Israeli shareholders

Capital gains from the sale of our ordinary shares by non-Israeli shareholders are generally exempt from Israeli taxation, provided that the capital gain is not derived from a permanent establishment in Israel. However, non-Israeli “body of persons” (as defined in the Ordinance, which includes corporate entities, partnerships, and other entities)  will not be entitled to such exemption if Israeli residents (i) have a controlling interest of more than 25% in any of the means of control of such non-Israeli corporation or (ii) are the beneficiaries or are entitled to 25% or more of the revenues or profits of such non-Israeli entity, whether directly or indirectly. In addition, the U.S.-Israel Tax Treaty exempts U.S. residents who hold less than 10% of our voting rights, and who held less than 10% of our voting rights during the 12 months prior to a sale of their shares, from Israeli capital gains tax in connection with such sale, under certain circumstances and subject to meeting applicable conditions.

Capital gains taxes applicable to Israeli shareholders

Israeli law imposes capital gains tax on capital gains derived from the sale of securities and other capital assets, including ordinary shares. Generally, gains from sale of ordinary shares are subject to a capital gains tax for individuals at a rate of 25%, which tax rate increased to 30% for sale of shares by a “substantial shareholder” at the time of sale or at any time during the preceding twelve months period. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Corporate shareholders are generally subject to a 23% capital gains tax.

Individual shareholders dealing with securities in Israel are taxed at their marginal tax rates applicable to business income (and up to 47%, excluding surtax as described below).

Surtax

Subject to the provisions of an applicable tax treaty with respect to non-Israeli residents, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest, and capital gain) exceeding ILS 721,560 for 2025, which amount is linked to the annual change in the Israeli consumer price index. Additionally, effective from January 1, 2025, a further surtax of 2% will apply exclusively to capital income (such as income derived from dividends, interest, and capital gains) exceeding ILS 721,560.

United States Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the ownership and disposition of ordinary shares. This discussion applies only to ordinary shares that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of ordinary shares. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. TAT has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

•	banks, insurance companies, and certain other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers, or traders in securities;

•	traders in securities that elect to mark to market;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•
persons holding ordinary shares, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares, as the case may be, being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the outstanding ordinary shares;

•	founders, sponsors, officers or directors or holders of private placement warrants or TAT Closing Warrants;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

•	S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	persons having a functional currency other than the U.S. dollar;

•	persons who hold or received ordinary shares, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of ordinary shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES.

Distributions on Ordinary Shares

Subject to the discussions below under “—Passive Foreign Investment Company Rules,” if TAT makes a distribution of cash or property on the ordinary shares, such distribution will be treated for U.S. federal income tax purposes first as a dividend to the extent of TAT’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as gain from the sale or exchange of the shares. Because TAT does not anticipate that it will calculate its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions below under “—Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•
either (a) the shares are readily tradable on an established securities market in the United States (such as the Nasdaq), or (b) TAT is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

•
TAT is not treated as a PFIC (as discussed below under below under “- Passive Foreign Investment Company Rules”) with respect to the U.S. Holder in the taxable year in which the dividend is paid or the preceding taxable year; and

•	the U.S. Holder satisfies certain holding period and other requirements.

TAT believes that TAT qualifies as a resident of Israel for purposes of, and is eligible for the benefits of, the Convention between the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended and currently in force (the “Treaty”). TAT also believes that the Treaty should be treated as satisfying the conditions referred to clause (b) above, although there can be no assurance in this regard. In addition, the ordinary shares will be listed on the Nasdaq, which is an established securities market in the United States, and TAT expects the ordinary shares to be readily tradable on the Nasdaq, although there can be no assurance in this regard. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt, and such gain or loss would generally be treated as U.S.-source ordinary income or loss.

Subject to certain exceptions, dividends on ordinary shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by TAT with respect to the ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”. If any foreign withholding tax is imposed on dividends paid on ordinary shares, U.S. Holders may be eligible, subject to certain limitations, for a foreign tax credit against such U.S. Holder’s federal income tax liability, or an itemized deduction in lieu of a foreign tax credit. The foreign tax credit rules are complex, and U.S. Holders should consult their tax advisers regarding the application of such rules to their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the ordinary shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits. Moreover, there are special rules under the Treaty, which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisors regarding the ability or lack thereof (including as a result of recently issued U.S. Treasury regulations) to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the ordinary shares could be materially different from that described above, if TAT is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•	at least 75% of its gross income for such year is passive income; or

•
at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (including cash).

For this purpose, TAT will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which TAT owns, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes dividends, interest, rents, royalties and capital gains.

Based on the composition of the income, assets and operations of TAT and its subsidiaries, TAT believes that it was not a PFIC for the taxable year ended December 31, 2024.

Nevertheless, whether TAT or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether TAT or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of TAT’s income and assets, and the value of its and its subsidiaries’ shares and assets. Changes in the composition of the income or assets of TAT and its subsidiaries may cause TAT to be or to become a PFIC for the current or subsequent taxable years. Thus, no assurance can be given as to whether TAT will be a PFIC in 2025 or for any future taxable year.

Under the PFIC rules, if TAT were considered a PFIC at any time that a U.S. Holder owns ordinary shares, TAT would generally continue to be treated as a PFIC with respect to such investment unless (i) it has ceased to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold its ordinary shares at their fair market value on the last day of the last taxable year in which TAT is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below, but any loss would not be recognized. After the deemed sale election, the ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless TAT subsequently becomes a PFIC.

For each taxable year that TAT is treated as a PFIC with respect to a U.S. Holder’s ordinary shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of its ordinary shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•
the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which TAT is a PFIC, will be treated as ordinary income earned in the current taxable year; and

•
the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares as capital assets.

If TAT is a PFIC for any taxable year during which a U.S. Holder holds ordinary shares and one of TAT’s subsidiaries or another entity in which TAT holds a direct or indirect equity interest is also a PFIC (a “Lower-Tier PFIC”), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the Lower-Tier PFIC and would be subject to U.S. federal income tax under the Excess Distribution Rules on certain distributions by the Lower-Tier PFIC and on gain from the disposition of shares of the Lower-Tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. There can be no assurance that TAT does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of TAT’s subsidiaries.

If TAT is a PFIC, a U.S. Holder of ordinary shares may avoid taxation under the Excess Distribution Rules described above by making a timely and valid “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if TAT provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Upon written request, TAT will endeavour to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the ordinary shares in the event TAT is treated as a PFIC for any taxable year. There can be no assurance, however, that TAT will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

In the event TAT is a PFIC, a U.S. Holder that makes a QEF election with respect to its ordinary shares would generally be required to include in income for each year that TAT is treated as a PFIC the U.S. Holder’s pro rata share of TAT’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the ordinary shares. Any net deficits or net capital losses of TAT for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares by a corresponding amount. If TAT owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to TAT’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis  (which TAT may be either unwilling or unable to do).

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which TAT is a PFIC, then the ordinary shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its ordinary shares by making a “deemed sale” election in addition to a QEF election. In that case, the U.S. Holder will be deemed to have sold the ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above.

A U.S. Holder that is eligible to make a QEF election with respect to its ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable securities” (as defined below) may make a mark-to-market election for its ordinary shares to elect out of the Excess Distribution Rules discussed above if TAT is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder generally will include in income for each year that TAT is treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions TAT makes would generally be subject to the rules discussed above under “- Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable securities,” which are securities that are regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. TAT ordinary shares, which are listed on the Nasdaq, are expected to qualify as marketable securities for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for TAT ordinary shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which TAT is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their tax own advisors regarding any reporting requirements that may apply to them if TAT is a PFIC.

U.S. Holders are strongly encouraged to consult their own tax advisors regarding the application of the PFIC rules to their particular circumstances.

The U.S. federal income tax rules relating to PFICs are very complex. U.S. Holders are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of the ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ordinary shares.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of ordinary shares, and the proceeds received on the sale or other taxable disposition of ordinary shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to ordinary shares and proceeds from the sale, exchange, redemption or other disposition of ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

UNDERWRITING

Stifel, Nicolaus & Company, Incorporated is acting as the representative of the underwriters and Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc. are acting as book-running managers of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to a Current Report on Form 6-K to be incorporated into the registration statement with respect to the shares being offered, each of the underwriters named below has severally agreed to purchase from us and the selling shareholders the respective number of ordinary shares shown opposite its name below:

Name	Number of Shares

Stifel, Nicolaus & Company, Incorporated	2,075,000
Truist Securities, Inc.	830,000
The Benchmark Company, LLC	664,000
Lake Street Capital Markets, LLC	581,000
Total	4,150,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriting agreement provides that the underwriters’ obligation to purchase ordinary shares depends on the satisfaction of the certain conditions contained in the underwriting agreement, including:

•
the obligation to purchase all of the ordinary shares offered hereby (other than those ordinary shares covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us and the selling shareholders to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we and the selling shareholders deliver customary closing documents to the underwriters.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments that the underwriters may be required to make for these liabilities.

Each of the selling shareholders has agreed (i) to reimburse us for its pro rata portion of all expenses we incur in connection with the registration and distribution of the securities registered hereby, and (ii) to indemnify and hold us harmless from and against any losses we or our directors, officers or related parties incur as a result of (A) any information included on behalf of such selling shareholder in this prospectus and in any prospectus supplement being incorrect or misleading and (B) such selling shareholder failing to deliver to us timely notice of any sale of shares by such selling shareholder or any other applicable matter relating to such selling shareholder, to enable us to timely file a prospectus supplement and/or to amend and/or supplement this prospectus and any prospectus supplement.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we and the selling shareholders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us and the selling shareholders for the shares.

	The Company		The Selling Shareholders
	No Exercise	Full Exercise	No Exercise	Full Exercise
Per Share	$1.43	$1.43	$1.43	$1.43
Total	$2,323,750.00	$2,670,236.14	$3,610,750.00	4,154,438.86

The representative has advised us that the underwriters propose to offer the ordinary shares directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.858 per share. If all the shares are not sold at the initial offering price following the initial offering, the representative may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be approximately $250,000 (excluding underwriting discounts and commissions). We have also agreed to reimburse the underwriters for certain FINRA-related expenses in an amount up to $30,000.

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 242,298 shares at the offering price less underwriting discounts and commissions. The selling shareholders have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 380,202 shares at the offering price less underwriting discounts and commissions. This option may be exercised to the extent the underwriters sell more than 4,150,000 shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the above table.

Lock-Up Agreements

We, the selling shareholders and all of our directors and executive officers have agreed that, for a period of 90 days after the date of this prospectus supplement (each such period, as applicable, the “Lock-Up Period”), subject to certain limited exceptions as described below, we and they will not directly or indirectly, and will not publicly disclose an intention to, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, (1) offer for sale, sell, assign, hypothecate, pledge, contract to sell, lend or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person of) any ordinary shares (including, without limitation, ordinary shares that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and ordinary shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for ordinary shares, whether now owned or hereafter acquired by us or them or with respect to which we or they have or hereafter acquire the power of disposition (other than any ordinary shares sold pursuant to this offering, if applicable), (2) enter into any swap, hedge or other similar agreement or arrangement that transfers, is designed to transfer or reasonably could be expected to transfer (whether by us or them or someone other than us or them) to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file, cause to be filed or cause to be confidentially submitted any registration statement, including any amendments thereto, with respect to the registration of any ordinary shares or securities convertible, exercisable or exchangeable into ordinary shares or any of our other securities under the Securities Act, or (4) publicly disclose the intention to do any of the foregoing.

The restrictions above do not apply to: (a) transactions relating to ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares acquired in the open market after the completion of this offering; provided that during the Lock-Up Period (i) such sales are not required to be reported in any public report or filing with the SEC, applicable Israeli securities law or otherwise and (ii) neither we nor any selling shareholder otherwise voluntarily effects any public filing or report regarding such sales, (b) any transfers made by our directors and officers to (i) any member of their immediate family or to a trust the beneficiaries of which are exclusively them or members of their immediate family, (ii) by will or intestate succession upon their death, (iii) by operation of law and/or pursuant to a domestic relations order or in connection with a divorce decree or settlement or (iv) as a bona fide gift, in any such case, such transfer is not for value, (c) any transfers made by us or the selling shareholders to any shareholder, partner or member of, or owner of a similar equity interest in, the holder, as the case may be, if, in any such case, such transfer is not for value, (d) any transfer made by us or the selling shareholders (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of our or their share capital, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of our or their assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the lock-up agreement or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of us or them and such transfer is not for value, (e) the exercise of warrants or the exercise of share options granted pursuant to our employee benefit plans, qualifying share option plans or other employee compensation plans, or otherwise outstanding on the date of this prospectus supplement; including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted share options or other equity awards, provided that the restrictions will apply to ordinary shares issued upon such exercise, (f) transfers of ordinary shares to us upon the “net” or “cashless” exercise of share options or other equity awards granted pursuant to our employee benefit plans, qualifying share option plans or other employee compensation plans, including any transfer to us for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted share options or other equity awards, provided, that the transfer shall not involve a disposition for value, (g) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the corresponding provisions of Israeli securities laws; provided, however, that no sales of ordinary shares or securities convertible into, or exchangeable or exercisable for, ordinary shares, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that to the extent a public announcement or filing with the SEC under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such Rule 10b5-1 Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during the Lock-Up Period, (h) there occurs a bona fide tender offer or take-over bid made to all holders of ordinary shares or similar merger, arrangement, amalgamation, consolidation, or acquisition transaction involving a change of control of the Company; provided, that in the event that any such transaction is not completed, any securities shall remain subject to the restrictions contained in the lock-up agreement, (i) with respect to our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer only, the exercise of up to 100,000, 20,000 and 9,375 currently outstanding options by such officers, respectively, granted pursuant to our employee benefit plans, and the sale of ordinary shares issued upon such option exercises, and (j) with respect to the selling shareholders only, sales by the selling shareholders in this proposed offering; provided, however, that it shall be a condition to any transfer pursuant to clause (b), (c) or (d) above, that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement to the same extent as if the transferee/donee were a party hereto (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of our directors and officers and not to the immediate family of the transferee), (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) (other than a filing under Section 13 of the Exchange Act or Form 144) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, (iii) the holder notifies Stifel, Nicolaus & Company, Incorporated at least two business days prior to the proposed transfer or disposition, and (iv) if any of our directors or officers is required to file a report under Section 16(a) of the Exchange Act, or in compliance with applicable Israeli securities laws, reporting a reduction in beneficial ownership of ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares during the Lock-Up Period, such director or officer shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (b) above, such transfer is being made as a gift, to an immediate family member or trust in a transaction not involving a disposition for value, or by will or intestate succession, (B) in the case of any transfer pursuant to clause (c) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, us or the selling shareholders and is not a transfer for value and (C) in the case of any transfer pursuant to clause (d) above, such transfer is being made either (x) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the our or their share capital, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of our or their assets or (y) to another corporation, partnership, limited liability company or other business entity that is an affiliate of us or them and such transfer is not for value.

Stifel, Nicolaus & Company, Incorporated, in its sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release ordinary shares and other securities from lock-up agreements, Stifel, Nicolaus & Company, Incorporated will consider, among other factors, the holder’s reasons for requesting the release, the number of ordinary shares and other securities for which the release is being requested and market conditions at the time.

Alternative Settlement Cycle

It is expected that delivery of the shares will be made against payment therefor by purchasers in this offering on or about June 3, 2025, which will be the second business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+2”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares more than one business day prior to their date of delivery, by virtue of the fact that the shares initially will settle T+2, will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Stabilization, Short Positions and Penalty Bids

The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the ordinary shares, in accordance with Regulation M under the  Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters may engage in passive market making transactions in the ordinary shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of ordinary shares and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement and the accompanying prospectus, each in electronic format, may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus supplement and accompanying prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Listing

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “TATT” and the Tel Aviv Stock Exchange under the symbol “TATT.”

Stamp Taxes

If you purchase ordinary shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the ordinary shares offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area, each a “Member State,” no ordinary shares have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of ordinary shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no ordinary shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment, etc.) (EU Exit) Regulations 2019, except that offers of ordinary shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended, or the FSMA;

provided that no such offer of units shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the ordinary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the ordinary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018, or the CMP Regulations) that the ordinary shares are “prescribed capital markets products” (as defined in the CMP Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The ordinary shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at, (1) a limited number of persons in accordance with the Israeli Securities Law and (2) investors listed in the first addendum to the Israeli Securities Law (as it may be amended from time to time, the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million, and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

Naschitz, Brandes, Amir & Co. will pass upon matters of Israeli law for us and the selling shareholders with respect to the validity of the ordinary shares offered by this prospectus supplement. Carter Ledyard & Milburn LLP will be passing upon matters of New York law and United States federal securities law for us with respect to the ordinary shares offered by this prospectus supplement.  Certain legal matters concerning this offering relating to United States law will be passed upon for the underwriters by Paul Hastings LLP. Certain legal matters concerning this offering relating to Israeli law will be passed upon for the underwriters by Herzog Fox & Neeman.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We maintain a corporate website at www.tat-technologies.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 000-16050).  These filings contain important information which does not appear in this prospectus supplement or in the accompanying prospectus. The SEC allows us to “incorporate by reference” information into this in this prospectus supplement or in the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC.  We are incorporating by reference in this prospectus supplement and in the accompanying prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

•	the Company’s Annual Report on Form 20‑F for the year ended December 31, 2024 filed with the SEC on March 26, 2025;

•	the Company’s Report on Form 6-K dated May 19, 2025 (only with respect to the consolidated interim financial statements for the three months ended March 31, 2025); and

•	the description of the Company’s ordinary shares contained in Exhibit 2.1 to our Annual Report, including any amendments or reports filed for the purpose of updating such description.

In addition, we may incorporate by reference into this prospectus supplement and in the accompanying prospectus our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the ordinary shares offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement and in the accompanying prospectus.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement and in the accompanying prospectus may update and replace statements in and portions of this prospectus supplement, the accompanying prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.

Please direct your written or telephone requests to:

TAT Technologies Ltd.
c/o Piedmont Aviation Component Services LLC
9335 Harris Corners Parkway
Charlotte, NC 28269
Attention: Chief Financial Officer

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We make available to our shareholders an annual report containing financial statements that have been examined and reported on, with an opinion expressed by, an independent registered public accounting firm.  Since November 4, 2002, we have been making all required filings with the SEC electronically, and these filings are available via the Internet at the SEC’s website at www.sec.gov.   In addition, since we are also listed on the TASE we submit copies of all our filings with the SEC to the Israel Securities Authority and the TASE. Such copies can be retrieved electronically through the TASE’s internet messaging system (www.maya.tase.co.il) and, in addition through the MAGNA distribution site of the Israel Securities Authority (www.magna.isa.gov.il).

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Naschitz, Brandes, Amir & Co., Advocates that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

We have irrevocably appointed our subsidiary, Piedmont Aviation Component Services LLC located at 9335 Harris Corners Parkway, Charlotte, NC 28269, Tel: 704-910-2215, as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to certain time limitations, legal procedures and certain exceptions, Israeli courts may enforce a final executory U.S. judgment for liquidated amounts in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

•	the obligation imposed by the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

•	the substance of the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

•	the enforcement of the civil liabilities set forth in the judgment is likely to prejudice the security or sovereignty of Israel;

•	the judgment was obtained by fraud;

•	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

•	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

•	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS

TAT TECHNOLOGIES LTD.

$70,000,000
Ordinary Shares
Warrants
Debt Securities
Subscription Rights
Units
_______________

2,905,202 Ordinary Shares
Offered by the Selling Shareholders

This prospectus relates to the sale from time to time by TAT Technologies Ltd., a company organized under the laws of the State of Israel (“we”, “our”, the “Company” or “TAT”) of up to $70,000,000 of ordinary shares, no par value per share (“ordinary shares”), warrants to purchase ordinary shares or debt securities, debt securities, subscription rights or any combination of the above, separately or as units (collectively, the “securities”).

In addition, the selling shareholders named in this prospectus or their transferees may offer, from time to time, and sell up to a total of 2,905,202 ordinary shares (the “Selling Shareholder Offering”).  We will not receive any proceeds from the Selling Shareholder Offering.  See “Selling Shareholders.”

This prospectus provides you with a general description of the securities. Each time we or a selling shareholder offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities.

We may, from time to time, offer the securities and selling shareholders may, from time to time, offer the ordinary shares through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our ordinary shares are listed on the Nasdaq Stock Market LLC under the trading symbol “TATT” and on the Tel Aviv Stock Exchange under the symbol “TATTC.” On April 22, 2025, the closing price for our ordinary shares on the Nasdaq Stock Market LLC was $26.32 per ordinary share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
_______________

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and other risk factors contained in the documents incorporated by reference herein, including our Annual Report on Form 20‑F for the year ended December 31, 2024, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________

The date of this prospectus is April 25, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $70,000,000, and the selling shareholders may, from time to time, sell in one or more offerings, up to a total of 2,905,202 ordinary shares. Each time that we or a selling shareholder sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being sold and the specific terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.  Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information.  Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.  Accordingly, investors should not place undue reliance on this information.

 We may, from time to time, offer the securities and selling shareholders may, from time to time, offer the ordinary shares through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “TAT”, “the Company” and “our company” refer to TAT Technologies Ltd. The term “ordinary shares” refers to our ordinary shares, no par value.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF INFORMATION BY
REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC.  The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.  The address of that website is http://www.sec.gov.

Our web site address is www.tat-technologies.com.  The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement.  The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	the Company’s Annual Report on Form 20‑F for the year ended December 31, 2024 filed with the SEC on March 26, 2025 (the “Annual Report”); and

•	the description of the Company’s ordinary shares contained in Exhibit 2.1 to our Annual Report, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

In addition, since we are also listed on the Tel Aviv Stock Exchange we submit copies of all our filings with the SEC to the Israeli Securities Authority and the Tel Aviv Stock Exchange. Such copies can be retrieved electronically through the Tel Aviv Stock Exchange’s internet messaging system (www.maya.tase.co.il) and, in addition through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il).

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

TAT Technologies Ltd.
c/o Piedmont Aviation Component Services LLC
9335 Harris Corners Parkway
Charlotte, NC 28269
Attention: Chief Financial Officer

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain certain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated in it by reference, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties, including those described in the section titled “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources, as well as elsewhere in our Annual Report and future reports.

Any forward-looking statements in this prospectus and the documents incorporated in it by reference are not guarantees of future results, levels of activity, performance or events and circumstances, and actual results, developments and business decisions may differ materially from those contemplated by those forward-looking statements. The forward-looking statements made in prospectus and the documents incorporated in it by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus and the documents incorporated in it by reference to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law.

THE COMPANY

Overview

We are a leading provider of solutions and services to the aerospace and defense industries. We operate four operational units: (i) original equipment manufacturing (“OEM”) of heat transfer solutions and aviation accessories through our Kiryat Gat facility (TAT Israel); (ii) maintenance repair and overhaul (“MRO”) services for heat transfer components and OEM of heat transfer solutions through our subsidiary Limco Airepair Inc. (“Limco”); (iii) MRO services for aviation components through our subsidiary, Piedmont Aviation Component Services LLC (“Piedmont”) (mainly Auxiliary Power Units (“APUs”) and landing gear); and (iv) overhaul and coating of jet engine components through our subsidiary, Turbochrome Ltd. (“Turbochrome”).

TAT’s activities in the area of OEM of heat transfer solutions and aviation accessories through TAT Israel primarily include the design, development and manufacture of (i) a broad range of heat transfer solutions, such as pre-coolers heat exchangers and oil/fuel hydraulic heat exchangers, used in mechanical and electronic systems on board commercial, military and business aircraft; (ii) environmental control and power electronics cooling systems installed on board aircraft and ground applications; and (iii) a variety of mechanical aircraft accessories and systems such as pumps, valves, and turbine power units.

TAT’s activities in the area of MRO and OEM of heat transfer solutions include the MRO of heat transfer components and to a lesser extent, the manufacturing of certain heat transfer solutions. TAT’s Limco subsidiary operates a Federal Aviation Administration (“FAA”)-certified repair station, which provides heat transfer MRO services for airlines, air cargo carriers, maintenance service centers and the military.

TAT’s activities in the area of MRO services for aviation components include the MRO of APUs and landing gear. TAT’s Piedmont subsidiary operates an FAA-certified repair station, which provides aircraft component MRO services for airlines, air cargo carriers, maintenance service centers and the military.

TAT’s activities in the area of jet engine overhaul through its Turbochrome facility includes the overhaul and coating of jet engine components, including turbine vanes and blades, fan blades, variable inlet guide vanes and afterburner flaps.

          Company Information

We were incorporated in Israel under the Israeli Companies Law, 5759‑1999 (the “Companies Law”), in April 1985. Our registered offices and principal place of business are located at 5 Hamelacha St., Netanya, Israel 4250540, and our telephone number is +972-8-862-8500. Our website address is www.tat-technologies.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is our subsidiary, Piedmont Aviation Component Services LLC, 9335 Harris Corners Parkway, Charlotte, NC 28269.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.  We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

DIVIDEND POLICY

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the  Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval or pursuant to specific regulatory exemptions. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 15,000,000 ordinary shares, no par value. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

As of April 22, 2025, we had 10,940,358 ordinary shares issued and outstanding. Our ordinary shares are listed on Nasdaq under the symbol “TATT” and on the Tel Aviv Stock Exchange under the symbol “TATTC.”

For a description of our ordinary shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report, which is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and one or more designated trustees.  We have summarized select portions of the indenture below.  The summary is not complete.  The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.  In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.  Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “TAT,” the “Company,” “we,” “our” or “us” refer to TAT Technologies Ltd. (excluding our subsidiaries, unless expressly stated or the context otherwise requires).

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture.  (Section 2.2)  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  (Section 2.1)  We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture.  (Section 2.4)  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.  (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.  Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.  (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•
we are the surviving entity or the successor person (if other than TAT) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction or the state of Israel and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.  (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or TAT and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of TAT; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.  (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series.  In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.  (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power.  (Section 7.1(e))  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.  (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.  (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.  (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  (Section 4.3)  If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.  (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture.  (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.  (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions).  We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.  (Section 8.3)

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.  (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation.  By accepting a debt security, each holder waives and releases all such liability.  This waiver and release is part of the consideration for the issue of the debt securities.  However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court.  The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our ordinary shares or of debt securities.  We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.  The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue.  Those terms may include:

•	the number of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of TAT.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.  Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the subscription rights that we may offer under this prospectus.  You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the subscription rights being offered, as well as the complete subscription right agreements that contain the terms of the subscription rights.  Specific subscription right agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each subscription right agreement relating to subscription rights offered under this prospectus.

If we offer any subscription rights, certain terms of that series of subscription rights will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the shares ordinary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series.  We may evidence each series of units by unit certificates that we will issue under a separate agreement.  We may enter into unit agreements with a unit agent.  Each unit agent will be a bank or trust company that we select.  We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus.  You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units.  Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities.  The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC.  Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC.  DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records.  Beneficial owners of securities will not receive written confirmation from DTC of their purchases.  However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities.  Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities.  DTC has no knowledge of the actual beneficial owners of the securities.  DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners.  The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.  We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC.  If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.  If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.”  Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities.  Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form.  Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us.  Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities.  However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.  Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs.  It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear.  Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SHAREHOLDERS

This prospectus relates, in part, to the offer and sale from time to time of up to 2,905,202 ordinary shares that are beneficially owned by the selling shareholders listed below. The ordinary shares beneficially owned by the selling shareholders were acquired, from time to time, by each of the selling shareholders in open market transactions and in privately negotiated transactions with other company shareholders.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders.  The information in this table is based on 10,940,358 ordinary shares outstanding as of April 22, 2025.

The first column lists each of the selling shareholders.  The second and third columns list the number and percentage of ordinary shares beneficially owned by each selling shareholder prior to the offering, based on each selling shareholder’s ownership of the ordinary shares as of April 22, 2025.  The fourth column lists the ordinary shares being offered by this prospectus by each of the selling shareholders.  The fifth and sixth columns of the following table assume the sale of all of the ordinary shares offered by the selling shareholders pursuant to this prospectus.  The selling shareholders may sell all, some or none of their shares in this offering.

Name of selling shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering	Percentage of Ordinary Shares Beneficially Owned Prior to Offering	Number of Ordinary Shares Offered Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Ordinary Shares Beneficially Owned After Offering
FIMI Opportunity V, L.P.(1)	1,369,994	12.5%	1,369,994	--	--
FIMI Israel Opportunity Five, Limited Partnership(1)	1,535,208	14.0%	1,535,208	--	--

(1)
Based on a Schedule 13D/A filed on September 3, 2024 with the SEC and information provided to us by such shareholder, FIMI Opportunity V, L.P., FIMI Israel Opportunity Five, Limited Partnership (the “FIMI Funds”), FIMI FIVE 2012 Ltd., Shira and Ishay Davidi Management Ltd. and Mr. Ishay Davidi share voting and dispositive power with respect to the 2,905,202 shares held by the FIMI Funds. FIMI FIVE 2012 Ltd. is the managing general partner of the FIMI V Funds. Shira and Ishay Davidi Management Ltd. controls FIMI FIVE 2012 Ltd. Mr. Ishay Davidi controls Shira and Ishay Davidi Management Ltd. and is the Chief Executive Officer of all the entities listed above. The principal business address of each of the above entities and of Mr. Davidi is c/o FIMI FIVE 2012 Ltd., Alon Building 2, 94 Yigal Alon St., Tel-Aviv 6789139, Israel.

Related Party Transactions.

Director.  Mr. Gillon Beck has served on our Board of Directors since November 2022. Mr. Beck is a Senior Partner at FIMI Opportunity Funds, the selling shareholder, as well as a Director of the FIMI Opportunity Funds’ General Partners and SPV companies.

Reimbursement of Company Expenses; Indemnification. Each of the selling shareholders has agreed (i) to reimburse us for its pro rata portion of all expenses we incur in connection with the registration and distribution of the securities registered hereby, and (ii) to indemnify and hold us harmless from and against any losses we or our directors, officers or related parties incur as a result of (A) any information included on behalf of such selling shareholder in this prospectus and in any prospectus supplement being incorrect or misleading and (B) such selling shareholder failing to deliver to us timely notice of any sale of shares by such selling shareholder or any other applicable matter relating to such selling shareholder, to enable us to timely file a prospectus supplement and/or to amend and/or supplement this prospectus and any prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or  prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

 If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us or the selling shareholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or the selling shareholders.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a distribution agreement between us or the selling shareholders and the underwriters or agents.  If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we or the selling shareholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling shareholders under these arrangements to close out any related open borrowings of securities.

We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

TAXATION

Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part. Each of the selling shareholders has agreed to reimburse us for its pro rata portion of all expenses we incur in connection with the registration and distribution of the securities registered hereby.

SEC Registration Fee	$22,571
FINRA filing fee	*
Legal fees and	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*
_________________
*  Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Israeli law and regulations do not impose any material foreign exchange restrictions on non‑Israeli holders of our ordinary shares and warrants.

Non‑residents of Israel who purchase our ordinary shares will be able to convert dividends, if any, thereon, and any amounts payable upon our dissolution, liquidation or winding up, as well as the proceeds of any sale in Israel of our ordinary shares to an Israeli resident, into freely repairable dollars, at the exchange rate prevailing at the time of conversion, provided that the Israeli income tax has been withheld (or paid) with respect to such amounts or an exemption has been obtained.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Naschitz, Brandes, Amir & Co., Tel-Aviv, Israel. The validity of the debt securities, warrants and units offered hereby will be passed upon for us by Carter Ledyard & Milburn LLP, New York, New York. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in the reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR
SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Naschitz, Brandes, Amir & Co., Advocates that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

We have irrevocably appointed our subsidiary, Piedmont Aviation Component Services LLC located at 9335 Harris Corners Parkway, Charlotte, NC 28269, Tel: 704-910-2215, as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to certain time limitations, legal procedures and certain exceptions, Israeli courts may enforce a final executory U.S. judgment for liquidated amounts in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

•	the obligation imposed by the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

•	the substance of the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

•	the enforcement of the civil liabilities set forth in the judgment is likely to prejudice the security or sovereignty of Israel;

•	the judgment was obtained by fraud;

•	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

•	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

•	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is our subsidiary, Piedmont Aviation Component Services LLC, 9335 Harris Corners Parkway, Charlotte, NC 28269.

TAT TECHNOLOGIES LTD.

4,150,000 Ordinary Shares
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PRELIMINARY PROSPECTUS SUPPLEMENT
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Joint Book-running Managers

Stifel	Truist Securities

Passive Book-running Managers

The Benchmark Company	Lake Street

May 29, 2025